  Exhibit 99.1
LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio-Tech Fiscal 2018 Second Quarter Net Income Doubles to $0.18 Per Share As Revenue Increases 16%

First Half Net Income is $0.34 Per Share Versus $0.17 Per Share

Van Nuys, CA – February 12, 2018 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the second quarter of fiscal 2018 and the six month period ended December 31, 2017:

 ●  Revenue increased 16% compared to the second quarter of fiscal 2017.
 ●  Operating income increased 151% compared to the second quarter of fiscal 2017.
 ●  Net income to shareholders increased 117% compared to the second quarter of fiscal 2017.
 ●  Earnings per share doubled to $0.18 compared to $0.09 for the second quarter of fiscal 2017.

CEO Comments

S.W. Yong, Trio-Tech's CEO, said, "Building on our solid first quarter performance, Trio-Tech delivered strong financial results once again in the second quarter. Operating earnings surged, as gross margins improved and expenses as a percentage of sales decreased.
"Growth in our semiconductor testing and semiconductor equipment manufacturing segments continued to be the primary drivers of these gains, and we see exciting opportunities for further growth in these businesses. The automotive industry is a particularly attractive opportunity for us. We are pleased by the progress we have made so far this fiscal year."

Fiscal 2018 Second Quarter Results

For the fiscal second quarter ended December 31, 2017, revenue increased 16% to $10,552,000 compared to revenue of $9,104,000 for the same quarter last year. Manufacturing revenue increased 20% to $3,973,000 for this year's second quarter compared to $3,320,000 for the same quarter last year. Semiconductor testing services revenue increased 21% to $4,936,000 for the second quarter compared to $4,070,000 in the same quarter last year. Distribution revenue declined 4% to $1,606,000 for this year's second quarter from $1,675,000 for the same quarter last year.
Gross margin for the second quarter of fiscal 2018 increased 22% to $2,795,000 compared to $2,294,000 in the same quarter last year. An improved product mix in manufacturing and distribution operations increased gross margin to 26% of revenue, compared to 25% of revenue in the second quarter of fiscal 2017.
Operating expenses for the second quarter of fiscal 2018 increased 4% to $2,097,000, but declined to 20% of revenue from $2,016,000, or 22% of revenue, in the same quarter last year. The decline in operating expenses, as a percent of revenue, helped contribute to a 151% increase in income from operations to $698,000 from $278,000 for the second quarter last year.
Net income attributable to Trio-Tech common shareholders for the fiscal 2018 second quarter increased 117% to $673,000, or $0.18 per diluted share, compared to $310,000, or $0.09 per diluted share in the same quarter last year.

(more)
16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Fiscal 2018 Second Quarter Net Income Doubles to $0.18 Per Share as Revenue Increases 16%
February 12, 2018
Page Two

Fiscal 2018 First Half Results

For the six months ended December 31, 2017, revenue increased 19% to $21,497,000 compared to revenue of $18,075,000 for the same period last year. Manufacturing revenue increased 25% to $8,738,000 for the first half compared to $6,991,000 in the same period last year. Semiconductor testing services revenue increased 16% to $9,541,000 for the first six months compared to $8,227,000 in the same period last year. Distribution revenue increased 13% to $3,142,000 for this year's first half from $2,779,000 for the same period last year.
Gross margin for the first six months of fiscal 2018 increased 19% to $5,555,000 compared to $4,652,000 in the same period last year. Gross margin was 26% of revenue in both periods.
Operating expenses for the first six months of fiscal 2018 increased 8% to $4,310,000, but declined to 20% of revenue from $3,997,000, or 22% of revenue, in the same period last year.
The increase in gross margin, coupled with the decline in operating expenses, as a percent of revenue, together contributed to a 90% increase in income from operations to $1,245,000 from $655,000 in the same period last year.
Net income attributable to Trio-Tech common shareholders for the first six months of fiscal 2018 increased 104% to $1,248,000, or $0.34 per diluted share, compared to $613,000, or $0.17 per diluted share in the same period last year.
Shareholders' equity at December 31, 2017 was $23,736,000, or $6.69 per outstanding share, compared to $21,527,000, or $6.11 per outstanding share, at June 30, 2017. There were approximately 3,548,055 common shares outstanding at December 31, 2017.

About Trio-Tech

Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
Revenue	2017	2016	2017	2016

Manufacturing	$3,973	$3,320	$8,738	$6,991
Testing services	4,936	4,070	9,541	8,227
Distribution	1,606	1,675	3,142	2,779
Others	37	39	76	78
	10,552	9,104	21,497	18,075
Cost of Sales
Cost of manufactured products sold	3,068	2,622	6,717	5,417
Cost of testing services rendered	3,251	2,658	6,390	5,472
Cost of distribution	1,409	1,501	2,777	2,492
Others	29	29	58	42
	7,757	6,810	15,942	13,423
Gross Margin	2,795	2,294	5,555	4,652

Operating Expenses:
General and administrative	1,727	1,776	3,566	3,519
Selling	252	180	431	365
Research and development	118	52	302	105
Loss on disposal of property, plant and equipment	--	8	11	8
Total operating expenses	2,097	2,016	4,310	3,997

Income from Operations	698	278	1,245	655

Other (Expenses) Income
Interest expenses	(52)	(48)	(110)	(106)
Other income, net	42	203	200	313
Total other (expenses) income	(10)	155	90	207

Income from Continuing Operations before Income Taxes	688	433	1,335	862
Income Tax Expenses	(13)	(67)	(55)	(150)

Income from Continuing Operations
before Non-controlling Interest, Net of Tax	675	366	1,280	712
Loss from Discontinued Operations, Net of Tax	(2)	(4)	(5)	(3)

NET INCOME	673	362	1,275	709

Less: Income Attributable to Non-controlling Interest	--	52	27	96
Net Income Attributable to Trio-Tech International	$673	$310	$1,248	$613

Net Income Attributable to Trio-Tech International:
Income from Continuing Operations, Net of Tax	678	316	1,254	619
Loss from Discontinued Operations, Net of Tax	(5)	(6)	(6)	(6)
Net Income attributable to Trio-Tech International	$673	$310	$1,248	$613
Basic Earnings per Share	$0.19	$0.09	$0.35	$0.18
Diluted Earnings per share	$0.18	$0.09	$0.34	$0.17
Weighted Average Shares Outstanding B Basic	3,548	3,513	3,548	3,513
Weighted Average Shares Outstanding B Diluted	3,793	3,569	3,770	3,552

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Comprehensive Income Attributable to Trio-Tech International Common Shareholders:

Net income	$673	$362	$1,275	$709

Foreign Currency Translation, Net of Tax	588	(1,094)	963	(1,377)

Comprehensive Income (Loss)	1,261	(732)	2,238	(668)

Less: Comprehensive Income (Loss) Attributable To Non controlling Interest	88	(16)	115	(37)

Comprehensive Income (Loss) Attributable to Trio-Tech International Common Shareholders	$1,173	$(716)	$2,123	$(631)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Dec. 31,	Jun. 30,
	2017	2017
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$5,059	$4,772
Short-term deposits	642	787
Trade accounts receivable, net	9,493	9,009
Other receivables	548	401
Inventories, net	2,972	1,756
Prepaid expenses and other current assets	280	226
Assets held for sale	91	86

Total current assets	19,085	17,037

Deferred tax assets	435	375
Investment properties, net	1,217	1,216
Property, plant and equipment, net	12,385	11,291
Other assets	1,950	1,922
Restricted term deposits	1,717	1,657

Total non-current assets	17,704	16,461

TOTAL ASSETS	36,789	$33,498

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Lines of credit	2,189	$2,556
Accounts payable	3,342	3,229
Accrued expenses	3,985	3,043
Income taxes payable	292	233
Current portion of bank loans payable	356	260
Current portion of capital leases	250	228

Total current liabilities	10,414	9,549

Bank loans payable, net of current portion	1,617	1,552
Capital leases, net of current portion	648	531
Deferred tax liabilities	328	295
Other non-current liabilities	46	44

Total non-current liabilities	2,639	2,422

TOTAL LIABILITIES	13,053	11,971

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,548,055 and 3,523,055
shares issued and outstanding at December 31, 2017 and June 30, 2017, respectively	11,013	10,921
Paid-in capital	3,208	3,206
Accumulated retained earnings	5,589	4,341
Accumulated other comprehensive gain-translation adjustments	2,508	1,633

Total Trio-Tech International shareholders' equity	22,318	20,101

Non-controlling interest	1,418	1,426

TOTAL EQUITY	23,736	21,527

TOTAL LIABILITIES AND EQUITY	36,789	$33,498